                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                              --------------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 16, 1997
                                                          --------------


                       PEGASUS COMMUNICATIONS CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)




          Delaware                   0-21389                    51-0374669
          --------                   -------                    ----------
       (State or other            (Commission               (I.R.S. Employer
       jurisdiction of            File Number)             Identification No.)
       incorporation)



       c/o Pegasus Communications Management Company, 100 Matsonford Road, 5 Radnor Corporate Center, Suite 454, Radnor, Pennsylvania 19087
       -------------------------------------------------------------------
         (Address of principal executive offices)               (Zip Code)



         Registrant's telephone number, including area code 610-341-1801
                                                            ------------


                                 Not Applicable
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 5.           Other Events.
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         On April 16, 1997, Pegasus announced pending acquisitions of DIRECTV(R)
("DIRECTV") distribution rights and related assets from nine independent DIRECTV providers and the completion of one such acquisition. The ten acquisitions will involve in the aggregate cash consideration of approximately $47.6 million and approximately $700,000 in shares of Pegasus' Class A Common Stock. The ten independent providers provide service to approximately 25,000 subscribers in 17 states in territories that comprise in excess of 300,000 television households. Approximately 110,000 of these households are not presently passed by cable. These acquisitions will increase Pegasus' exclusive DIRECTV territory to 1.7 million TV households serving approximately 80,000 DBS subscribers in 24 states. Each of the pending acquisitions is subject to the negotiation of a definitive agreement, if not already entered into, and, if not already granted, the prior approval of the National Rural Telecommunications Cooperative and DIRECTV Enterprises, Inc. There can be no assurance all or any of these pending acquisitions will be completed.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             PEGASUS COMMUNICATIONS CORPORATION


                                             By  /s/ Ted S. Lodge
                                                 ------------------------------
                                                 Ted S. Lodge,
                                                 Senior Vice President, General
                                                 Counsel, Chief Administrative
                                                 Officer and Assistant
                                                 Secretary


April 23, 1997


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